SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 25, 2007

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IRISH MAG, INC.

(Exact name of registrant as specified in Charter)

FLORIDA	333-132119	59-1944687
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

 Unit D, Block 2, Tian An Cyber Park

Chengongmiao, Shenzhen, Guangdong, 518040

People’s Republic of China

 (Address of Principal Executive Offices)

646 First Ave., North

St. Petersburg, Florida  33101

 (Former Address of Principal Executive Offices)

(+86) 755 -8835-2899

(Issuer Telephone Number)

(866) 821-9004

(Former Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

ITEM 4.01.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

As approved by the Registrant’s Board of Directors on January 25, 2007, the accounting firm of GHP Horwath, P.C. (“Horwath”) was engaged to take over the audit responsibilities from Randall N. Drake, C.P.A., P.A.  (“Drake”) and Drake was dismissed on that same date.

During the Registrant's two most recent fiscal years and any subsequent interim period prior to the engagement of Horwath, the Registrant (or someone on its behalf) has not consulted with Horwath, or any other auditor, regarding any accounting or audit concerns, to include, but not by way of limitation, those stated in Item 304(a)(2) of Regulation S-B.

Drake had been appointed on August 5, 2004 as the Registrant’s independent auditor.

During the period that Drake served as the Registrant’s independent auditor and through the date of dismissal, the Registrant has not had any disagreements with Drake, whether resolved or not resolved, on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to said accountants' satisfaction, would have caused it to make reference to the subject matter of the disagreements(s) in connection with its report.

Registrant has provided the information required to comply with Item 304(a)(3) of Regulation S-B to Drake and requested that Drake furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Drake’s letter dated January 25, 2007, is filed as Exhibit 16 to this Current Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit

Number

 Description

-------

  -----------

Exhibit 16.1.

Letter to the Securities and Exchange Commission from Randall N. Drake, C.P.A., P.A. dated January 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 25, 2007            IRISH MAG, INC.

/s/ Lin Jiang Huai

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By: Lin Jiang Huai

Its: Director